EXHIBIT 95

Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires domestic mine operators to disclose violations and orders issued under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) by the federal Mine Safety and Health Administration (“MSHA”).  We do not act as the owner of any mines but we may act as a mining operator as defined under the Mine Act where we may be a lessee of a mine, a person who operates, controls or supervises such mine, or as an independent contractor performing services or construction of such mine.

The following table provides information for the three months ended September 27, 2013.

Mine (1)	Mine Act §104 Violations (2)	Mine Act §104(b) Orders (3)	Mine Act §104(d) Citations and Orders (4)	Mine Act §110(b)(2) Violations (5)	Mine Act §107(a) Orders (6)	Proposed Assessments from MSHA (In dollars ($))	Mining Related Fatalities	Mine Act §104(e) Notice (yes/no) (7)	Pending Legal Action before Federal Mine Safety and Health Review Commission (yes/no)

Black Thunder Project	0	0	0	0	0	$0	0	No	No
Monsanto Quarry	0	0	0	0	0	$0	0	No	No
Pipestone Quarry	0	0	0	0	0	$0	0	No	Yes
Morenci Mine	0	0	0	0	0	$0	0	No	No
Questa Mine	0	0	0	0	0	$0	0	No	No

(1)	United States mines.

(2)
The total number of violations received from MSHA under §104 of the Mine Act, which includes citations for health or safety standards that could significantly and substantially contribute to a serious injury if left unabated.

(3)	The total number of orders issued by MSHA under §104(b) of the Mine Act, which represents a failure to abate a citation under §104(a) within the period of time prescribed by MSHA.

(4)	The total number of citations and orders issued by MSHA under §104(d) of the Mine Act for unwarrantable failure to comply with mandatory health or safety standards.

(5)	The total number of flagrant violations issued by MSHA under §110(b)(2) of the Mine Act.

(6)	The total number of orders issued by MSHA under §107(a) of the Mine Act for situations in which MSHA determined an imminent danger existed.

(7)	A written notice from the MSHA regarding a pattern of violations, or a potential to have such pattern under §104(e) of the Mine Act.

(8)	The following Pending Legal Action Table provides information for the three months ended September 27, 2013.

Mine	Number Pending Legal Actions	Legal Action Initiated	Legal Action Resolved

Black Thunder Project	0	0	0
Monsanto Quarry	0	0	0
Pipestone Quarry	1 *	0	0
Morenci Mine	0	0	0
Questa Mine	0	0	0
             *  Contest of proposed penalty.

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